
                 SIMPSON MANUFACTURING CO., INC. AND SUBSIDIARIES
                     COMPUTATION OF EARNINGS PER COMMON SHARE
                                     (UNAUDITED)

                                     EXHIBIT 11
                                   --------------

                              Basic Earnings per Share

                                                Three Months Ended
                                                    March 31,
                                           ----------------------------
                                               1999            1998
                                           ------------    ------------
Weighted average number of common
  shares outstanding                         11,580,828      11,531,115
                                           ============    ============

Net income                                 $  7,648,403    $  5,660,775
                                           ============    ============

Basic net income per share                 $       0.66    $       0.49
                                           ============    ============


                 SIMPSON MANUFACTURING CO., INC. AND SUBSIDIARIES
                     COMPUTATION OF EARNINGS PER COMMON SHARE
                                    (UNAUDITED)

                                     EXHIBIT 11
                                   --------------

                             DILUTED EARNINGS PER SHARE

                                                Three Months Ended
                                                    March 31,
                                           ----------------------------
                                               1999            1998
                                           ------------    ------------
Weighted average number of common
  shares outstanding                         11,580,828      11,531,115

Shares issuable pursuant to employee
  stock option plans, less shares
  assumed repurchased at the average
  fair value during the period                  509,039         508,522

Shares issuable pursuant to the
  independent director stock option
  plan, less shares assumed repurchased
  at the average fair value during
  the period                                      3,358           4,853
                                           ------------    ------------

Number of shares for computation of
  diluted net income per share               12,093,225      12,044,490
                                           ============    ============

Net income                                 $  7,648,403    $  5,660,775
                                           ============    ============

Diluted net income per share               $       0.63    $       0.47
                                           ============    ============
